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                NUCLEAR MATERIAL LEASE AGREEMENT

                  Dated as of December 1, 1990

                             between

                      DCC FUEL CORPORATION,

                                                       as Lessor

                               and

                 INDIANA MICHIGAN POWER COMPANY,

                                                       as Lessee





                            I N D E X

1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . .1

2.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . .1

3.   Title to Remain in the Lessor; Quiet Enjoyment;
     Fuel Management; Location . . . . . . . . . . . . . . . . .2

4.   Agreement for Lease of Nuclear Material . . . . . . . . . .4

5.   Orders for Nuclear Material and Services;
     Assigned Agreements . . . . . . . . . . . . . . . . . . . .4

6.   Leasing Records; Payment of Costs of Lessor . . . . . . . .6

7.   No Warranties or Representation by Lessor . . . . . . . . .9

8.   Lease Term; Early Termination; Termination of Leasing
     Records . . . . . . . . . . . . . . . . . . . . . . . . . 11

9.   Payment of Rent; Payments with Respect to the Lessor's
     Financing Costs . . . . . . . . . . . . . . . . . . . . . 13

10.  Compliance with Laws; Restricted Use of Nuclear
     Material; Assignments; Permitted Liens; Spent Fuel. . . . 16

11.  Permitted Contests. . . . . . . . . . . . . . . . . . . . 22

12.  Insurance; Compliance with Insurance Requirements . . . . 24

13.  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . 26

14.  Casualty and Other Events . . . . . . . . . . . . . . . . 30

15.  Nuclear Material to Remain Personal Property. . . . . . . 31

16.  Events of Default . . . . . . . . . . . . . . . . . . . . 32

17.  Rights of the Lessor Upon Default of the Lessee . . . . . 33

18.  Termination After Certain Events. . . . . . . . . . . . . 36

19.  Investment Tax Credit . . . . . . . . . . . . . . . . . . 40

20.  Certificates; Information; Financial Statements . . . . . 41

21.  Obligation of the Lessee to Pay Rent. . . . . . . . . . . 43

22.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . 44




                NUCLEAR MATERIAL LEASE AGREEMENT


     LEASE AGREEMENT dated as of the 1st day of December, 1990, by and between DCC FUEL CORPORATION, an Ohio corporation (herein called the "Lessor"), and INDIANA MICHIGAN POWER COMPANY, an Indiana corporation (herein called the "Lessee").
     In consideration of the mutual covenants contained herein, the parties covenant and agree as follows:
1.   Definitions.
     Except as otherwise provided herein, defined terms when used in this Lease Agreement (including the Exhibits hereto) shall.
have the respective meanings set forth in Appendix A hereto.
2.   Notices.
     Any notice, demand or other communication which by any provision of this Lease Agreement is required or provided to be given shall be deemed to have been delivered if in writing addressed as provided below and actually delivered by mail, courier, telex or facsimile at the following addresses:
               (i) If to the Lessor, DCC Fuel Corporation, c/o The Huntington Trust Company, N.A., 917 Euclid Avenue, Cleveland, Ohio 44115, marked for the attention of Dennis R. Franko, or at such other address as it may have furnished to the Lessee and the Secured Parties; or
               (ii) If to the Lessee, Indiana Michigan Power Company, c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215, marked for the attention of the Senior Vice President-Finance, or at such other address as it may have furnished the Lessor and the Secured Parties in writing; or
               (iii) except as otherwise requested in writing by any Secured Party, any notice, demand or communication which by any provision of this Lease Agreement is required or provided to be given to the Secured Parties shall be deemed to have been delivered to all the Secured Parties if a single copy thereof is delivered to each of (a) The Prudential Insurance Company of America, c/o PruCapital Management, Inc., Agent, Three Gateway Center, 10th Floor, 100 Mulberry Street, Newark, New Jersey 07102-4077, marked for the attention of the Project Management Group and (b) Prudential Power Funding Associates, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102-4069, marked for the attention of Team Central, or at such other address as either may have furnished the Lessor and the Lessee in writing.
3.   Title to Remain in the Lessor; Quiet Enjoyment; Fuel
     Management; Location.

     (a) The Lessor and the Lessee hereby acknowledge that this Lease Agreement is a lease and is intended to secure the obligations of the Lessee to pay installments of Rent hereunder as the same become due; that, subject to the provisions of Section 10(h) hereof, the Lessor has title to and is the owner of the Nuclear Material; and that the relationship between the Lessor and the Lessee shall always be only that of the Lessor and the Lessee.
     (b) The Lessor (including its successors and assigns) agrees and covenants that, so long as the Lessee makes timely payments of Rent and fully performs all other obligations to be performed by the Lessee hereunder, the Lessor (including its successors and assigns) shall not hinder or interfere with the Lessee's peaceable and quiet enjoyment of the possession and use of Nuclear Material leased hereunder, for the term or terms herein provided, subject, however, to the terms of this Lease Agreement.
     (c) So long as no Lease Event of Default shall have occurred and be continuing and the Lessor shall not have elected to exercise any of its remedies under Section 17 hereof, the Lessee shall have full right and lawful authority to engage in Fuel Management. The Lessee is hereby designated the lawful representative of the Lessor in all dealings with Manufacturers and any regulatory agency having jurisdiction over the ownership or possession of the Nuclear Material.
     (d) The Lessee covenants to the Lessor that the Nuclear Material location will be limited to: (x) the Manufacturers' facilities, (y) transit between Manufacturers' facilities and other Manufacturers' facilities or a Generating Facility and (z) a Generating Facility. Each assembly of the Nuclear Material will be located during its Heat Production and "cooling-off" stage at a Generating Facility.
4.   Agreement for Lease of Nuclear Material.
     The Lessor shall lease to the Lessee and the Lessee shall lease from the Lessor such Nuclear Material as may be mutually agreed upon, provided that the total Stipulated Casualty Value of all Nuclear Material leased hereunder at any one time shall not exceed $140,000,000 in the aggregate or such other amount as the Lessor and the Lessee may agree to in writing ("Maximum Stipulated Casualty Value"). The Lessor and the Lessee shall evidence their agreement to lease particular Nuclear Material in accordance with the terms and provisions of this Lease Agreement by signing and delivering to each other, from time to time, Leasing Records, substantially in the form of Exhibit A or Exhibit B hereto, as applicable, covering such Nuclear Material. Nothing contained herein shall be deemed to prohibit the Lessee from leasing from other lessors or otherwise obtaining other nuclear material for use in any Generating Facility, subject to the provisions with respect to intermingling contained in Section 6 hereof.
5.  Orders for Nuclear Material and Services; Assigned Agreements.
     (a) The Nuclear Material Contracts listed in Exhibit C hereto, relating, among other things, to the purchase of, and services to be performed with respect to, Nuclear Material were entered into by the Lessee prior to the date of this Lease Agreement. Any further agreements which the Lessee deems necessary or desirable with respect to the purchase of or services to be performed on Nuclear Material to be leased hereunder may be negotiated by the Lessee and executed by the Lessee in its own name, or, where permitted, as agent for the Lessor.
     (b) So long as no Lease Event of Default shall have occurred and be continuing, and subject to the approval of the Lessor and to the limitation on the Maximum Stipulated Casualty Value of Nuclear Material contained in Section 4, the interests of the Lessee under the agreements listed in Exhibit C, and the interests of the Lessee under any further Nuclear Material Contracts (whether executed and delivered before or after the date of this agreement) pursuant to which the Lessee desires to purchase Nuclear Material or have services performed on any Nuclear Material leased or to be leased hereunder, may be assigned to the Lessor under an Assignment Agreement substantially in the form of Exhibit D hereto or in such form, approved by the Lessor, as shall be required pursuant to the applicable terms of the agreements listed in Exhibit C. The Lessee shall use its best efforts to cause the other parties to such agreements to consent to such assignment. Upon such assignment and consent with respect to any Nuclear Material Contract, the Lessor, subject to the limitation on the Maximum Stipulated Casualty Value of Nuclear Material contained in Section 4, shall make all payment, which are required thereunder for the purchase of Nuclear Material or for services to be performed thereon, such payments to be made as provided in Section 6.
     (c) So long as no Lease Event of Default shall have occurred and be continuing, the Lessor hereby authorizes the Lessee, at the Lessee's cost and expense, to assert all rights and claims, and to bring suits, actions and proceedings, in its own name or in the name of the Lessor, in respect of any Manufacturer's warranties or undertakings, express or implied, relating to any portion of the Nuclear Material and to retain the proceeds of any such suits, actions and proceedings.
     (d) Notwithstanding any other provision of this Lease Agreement or any other Basic Document, the Lessee shall not be obligated to provide the Lessor, the Lender, the Purchasers or any other Secured Party with a copy of, or any information relating to, any portion of an Assigned Agreement other than as permitted by the Assignment Agreement related to such Assigned Agreement.
6.   Leasing Records; Payment of Costs of Lessor.
     (a)  Interim Leasing Records.
          An Interim Leasing Record shall be dated the date that the Lessor first makes any payment with respect to the Acquisition Cost of Nuclear Material, and shall set forth the full description of the Nuclear Material specified therein, the Acquisition Cost and location thereof, and such other details with respect to such Nuclear Material as the parties may agree. During the period of preparation and processing or reprocessing of Nuclear Material subject to an Interim Leasing Record, if the Lessor shall make any further payment or payments or if the Lessor receives any payment or payments representing a credit against the Acquisition Cost previously paid with respect to such Nuclear Material, a supplemental Interim Leasing Record dated the date that the Lessor makes each such further payment or the date of receipt of any such credit shall be signed by the Lessor and the Lessee to record the revised Acquisition Cost, after giving effect to any such payments or credits with respect to such Nuclear Material, any change in location and such additional details as the parties may agree.
     (b)  Final Leasing Records.
          For Nuclear Material previously covered by an Interim Leasing Record, the Final Leasing Record shall be dated the first day of the month following the date of completion of the first 200 full power hours of Heat Production of such Nuclear Material, unless such date is the first day of a month, in which case the Final Leasing Record shall be dated such date. For Nuclear Material not previously covered by an Interim Leasing Record, the Final Leasing Record shall be dated the date that the Lessor first makes any payment with respect to the Acquisition Cost of such Nuclear Material. A Final Leasing Record shall set forth a full description of the Nuclear Material specified therein, the Acquisition Cost thereof, the BTU Charge, the location, and such other details with respect to such Nuclear Material as the parties may agree.
     (c)  Payment of Nuclear Material Costs.
          Invoices of Manufacturers, or of other persons performing services, covering Nuclear Material to be leased hereunder shall be forwarded to the Lessor in care of the Lessee at the Lessee's address. Upon receipt by the Lessee of an invoice covering Nuclear Material to be leased hereunder, the Lessee shall review such invoice and upon the Lessee's approval thereof, the Lessee shall forward such invoice endorsed with the Lessee's approval to the Lessor, together with a Leasing Record completed and signed by a Lessee Representative covering such Nuclear Material. The Lessee's invoice for any cost incurred by it and includable in the Acquisition Cost of any Nuclear Material shall be forwarded to the Lessor and to the Secured Parties, together with a Leasing Record completed and signed by a Lessee Representative covering such costs. After receipt of such invoice and Leasing Record, the Lessor, subject to the limitation on the Maximum Stipulated Casualty Value of Nuclear Material contained in Section 4, shall pay such invoice as provided therein or in the related purchase agreement and shall execute the Leasing Record and return a copy thereof to the Lessee and the Secured Parties. The Leasing Record shall be dated as provided for in this Lease Agreement. To the extent that the Acquisition Cost of the Nuclear Material covered by any Leasing Record has been paid or incurred by the Lessee, the Lessor, subject to the limitation on Maximum Stipulated Casualty Value of Nuclear Material contained in Section 4, shall promptly reimburse the Lessee. The Lessee shall (i) pay all costs and expenses of freight, packing, insurance, handling, storage, shipment and delivery of the Nuclear Material to the extent that the same have not been included in the Acquisition Cost; and (ii) at its own cost and expense, furnish such labor, equipment and other facilities and supplies, if any, as may be required to install and erect the Nuclear Material to the extent that the cost and expense thereof have not been included in the Acquisition Cost. Such installation and erection shall be in accordance with the specifications and requirements of each Manufacturer.
     (d)  Intermingling of Fuel Assemblies.
          Nuclear Material specified in a Leasing Record and leased hereunder shall, subject to the provisions of Section 10(h) hereof, be owned exclusively by the Lessor and leased to the Lessee hereunder. The Lessee agrees that in no case will it cause or permit nuclear material owned by any person, firm or corporation other than the Lessor to be included in an assembly or sub-assembly which is owned by the Lessor and leased hereunder. However, fuel assemblies or sub-assemblies owned by the Lessor and leased to the Lessee hereunder may be intermingled in a Generating Facility with fuel assemblies or sub-assemblies not owned by the Lessor and leased to the Lessee hereunder, provided that the Nuclear Material constituting assemblies or sub-assemblies owned by the Lessor shall be readily identifiable by serial number or other distinguishing marks. The Lessor shall not be liable to the Lessee for any failure or delay in obtaining Nuclear Material or making delivery thereof.
7.   No Warranties or Representation by Lessor.
     THE NUCLEAR MATERIAL IS LEASED AS-IS, WHERE-IS IN THE CONDITION THEREOF AND SUBJECT TO THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, THE STATE OF THE TITLE THERETO, THE RIGHTS OF OWNERSHIP THEREIN AND TO ALL APPLICABLE LAWS, RULES, REGULATIONS, ORDERS, WRITS, INJUNCTIONS, DECREES, CONSENTS, APPROVALS, EXEMPTIONS, AUTHORIZATIONS, LICENSES AND WITHHOLDING OF OBJECTIONS OF ANY GOVERNMENTAL OR PUBLIC BODY OR AUTHORITY AND ALL OTHER REQUIREMENTS HAVING THE FORCE OF LAW APPLICABLE AT ANY TIME TO ANY OF THE NUCLEAR MATERIALS OR ANY ACT OR TRANSACTION WITH RESPECT THERETO OR PURSUANT TO THIS LEASE AGREEMENT, IN EACH CASE AS IN EXISTENCE WHEN THE SAME FIRST BECOMES SUBJECT TO THIS LEASE AGREEMENT, WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND BY THE LESSOR, OR ANY PERSON ACTING ON ITS BEHALF. THE LESSEE ACKNOWLEDGES AND AGREES THAT NEITHER THE LESSOR, ITS DIRECTORS, OFFICERS AND EMPLOYEES, ANY COMPANY, PERSON OR FIRM CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH ANY OF THEM NOR ANY OTHER PERSON ACTING ON BEHALF OF THE LESSOR HAS HAD AT ANY TIME PHYSICAL POSSESSION OF ANY PORTION OF THE NUCLEAR MATERIAL, HAS MADE ANY INSPECTION THEREOF, HAS GIVEN ANY ADVICE TO THE LESSEE OR HAS MADE ANY RECOMMENDATION TO THE LESSEE WITH RESPECT TO THE CHOICE OF THE SUPPLIER, VENDOR OR PROCESSOR OF THE NUCLEAR MATERIAL LEASED OR TO BE LEASED HEREUNDER OR WITH RESPECT TO THE PROCESSING, MILLING, CONVERSION, ENRICHMENT, FABRICATION, CONTAINERIZATION, TRANSPORTATION, UTILIZATION, STORAGE OR REPROCESSING OF THE SAME. THE LESSEE ALSO ACKNOWLEDGES AND AGREES THAT NEITHER THE LESSOR, ITS DIRECTORS, OFFICERS AND EMPLOYEES, ANY COMPANY, PERSON OR FIRM CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH ANY OF THEM, NOR ANYONE ACTING ON BEHALF OF THE LESSOR HAS MADE ANY WARRANTY OR OTHER REPRESENTATION, EXPRESS OR IMPLIED, THAT THE NUCLEAR MATERIAL LEASED OR TO BE LEASED UNDER THIS LEASE AGREEMENT
(a) WILL NOT RESULT IN INJURY OR DAMAGE TO PERSONS OR PROPERTY, (b) WILL BE USEABLE BY THE LESSEE OR WILL ACCOMPLISH THE RESULTS WHICH THE LESSEE INTENDS FOR SUCH NUCLEAR MATERIAL, OR (c) IS SAFE IN ANY MANNER OR RESPECT. THE LESSEE ALSO ACKNOWLEDGES AND AGREES THAT THE LESSOR, ITS DIRECTORS, OFFICERS AND EMPLOYEES, ANY COMPANY, PERSON OR FIRM CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH ANY OF THEM, AND ANYONE ACTING ON BEHALF OF ANY OF THEM IS NOT A MANUFACTURER OR ENGAGED IN THE SALE OR DISTRIBUTION OF NUCLEAR MATERIAL AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, USEABILITY, DURABILITY, SUITABILITY OR CONSEQUENCES OF USE OR MISUSE OF THE NUCLEAR MATERIAL IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF THE LESSEE, OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED.
8.   Lease Term; Early Termination; Termination of Leasing Records

     (a) The Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Nuclear Material for the term provided in this Lease Agreement and subject to the terms and provisions hereof.
     (b) The term of this Lease Agreement shall begin at 12:01 A.M., Cleveland, Ohio time, on December 27, 1990, and, unless earlier terminated as provided in this Section 8 or in Sections 17 or 18 hereof, shall end at the close of business in Cleveland, Ohio on the Scheduled Termination Date.
     (c) The Lessee may at any time on or after January 1, 1992, terminate the Lease Agreement and the lease of Nuclear Material by giving written notice ("Notice of Lease Termination") thereof to the Lessor and to the Secured Parties. Such Notice of Lease Termination, shall specify a Termination Settlement Date, which shall be the first Business Day of a calendar month not less than 30 days following the date of said Notice of Lease Termination, and not later than the Scheduled Termination Date in effect on the date such notice is given.
     (d) Following the giving of a notice of termination of automatic extension of the Scheduled Termination Date or the giving of a Notice of Lease Termination under section 8(c) hereof, all obligations of the Lessor and Lessee hereunder, including the obligations of the Lessee to pay Basic Rent and Additional Rent, and of the Lessor to acquire and pay for Nuclear Material and lease the same to the Lessee, shall continue until the Termination Settlement Date. On such Termination Settlement Date, the Lessee shall be obligated to pay to the Lessor, as the purchase price for the Nuclear Material, an amount equal to the sum of (x) the Stipulated Casualty Value of all Nuclear Material leased hereunder as of the Termination Settlement Date and (y) the Termination Rent on the Termination Settlement Date. The Lessor shall be obligated to deliver to the Lessee or to any designee of the Lessee a Lessor's Bill of Sale vesting title to and ownership of the Nuclear Material in the Lessee or in the Lessee's designee free and clear of all Liens under the Collateral Agreements (but only if the Secured Parties are obligated to release such liens in accordance with Section 11 of the Security Agreement).
     (e) The Lessee shall deliver to the Lessor and to the Secured Parties an SCV Confirmation Schedule in the form of Exhibit F hereto on or within 30 days following the date on which any Nuclear Material leased hereunder is removed from the reactor of either Generating Facility for purposes of "cooling-off" preliminary to reprocessing or permanent on-site safe storage and/or off-site disposal. If the Lessee elects within 30 days following the receipt by Lessor of such SCV Confirmation Schedule to extend the lease term thereof for the purposes of reprocessing any such Nuclear Material, then the Lessor and the Lessee shall enter into an Interim Leasing Record with respect to such Nuclear Material in its then condition. In all other cases, the Final Leasing Record with respect to any such Nuclear Material shall be terminated and the Lessee shall immediately pay to the Lessor all amounts, including Stipulated Casualty Value, with respect to such Nuclear Material, and, upon receipt thereof, the Lessor shall transfer title to such Nuclear Material, free and clear of the Liens created by the Collateral Agreements (but only if the Secured Parties are obligated to release such Liens in accordance with Section 11 of the Security Agreement), to the Lessee or to any third party designated by Lessee by executing and delivering to the Lessee or any such designee a Lessor's Bill of Sale.
9.   Payment of Rent; Payments with Respect to the Lessor's
     Financing Costs.

     (a)  Basic Rent.
          The Lessee shall pay Basic Rent monthly in advance on the first day of the month, except that Basic Rent for any partial first month of the lease of any Nuclear Material shall be paid on the first day of such lease term. If such first day of the month or first day of the lease term is not a Business Day then payment shall be made on the next following Business Day.
     (b)  Additional Rent.
          In addition to the Basic Rent, the Lessee will also pay from time to time as provided in this Lease Agreement or on demand of the Lessor, all Additional Rent in or within five (5) days of the due date thereof; provided, however, that any amount of Additional Rent due with respect to Yield Maintenance Amount shall be paid to the Lessor on the same date that the Lessor is obligated to make such payment under the Note Agreement. In the event of any failure by the Lessee to pay any Additional Rent, the Lessor shall have all the rights, powers and remedies as in the case of failure to pay Basic Rent.
     (c)  Prepayments of Basic Rent.
          The Lessee may prepay Basic Rent at any time. Such payment shall be credited against subsequent amounts owed by the Lessee on account of Basic Rent.
     (d)  Wire Payment; Procedure for Paying Basic Rent.
          All payments of Rent and other payments to be made by the Lessee to the Lessor pursuant to this Lease Agreement shall be paid to the Lessor (or, at the Lessor's request, to the Secured Parties) in Federal funds or in other funds immediately available at such address. The Lessee shall furnish to the Lessor each month during the Lease Term a summary of the rental calculations for such month covering all outstanding Leasing Records.
          On the Basic Rent Payment Date, the Lessee shall deliver to the Lessor a signed and completed SCV Confirmation Schedule.
All such Schedules delivered by the Lessee pursuant to the provisions of this Lease Agreement shall constitute representations of the Lessee as to the accuracy of the matters contained therein.
     (e)  Purchase of Nuclear Material by Lessee.
          The Lessee shall, upon the regularly scheduled final maturity date of one or more Notes of the Lessor, in each case under circumstances where the Lessor cannot obtain funds to meet such maturities through the proceeds of borrowings by the Lessor under the Credit Agreement and the Note Agreement, purchase an amount of Nuclear Material to be designated by the Lessee not less than 3 Business Days prior to such purchase, by delivering to the Lessor an SCV Confirmation Schedule in the form of Exhibit F hereto showing that the Stipulated Casualty Value of the designated Nuclear Material is not less than the amount of the Lessor's borrowings maturing under the circumstances set forth above. On the date specified for such purchase, the Lessee shall pay an amount equal to the Stipulated Casualty Value thereof, together with any Additional Rent then due and payable to the Lessor. Thereupon, the Lessor shall deliver to the Lessee a Lessor's Bill of Sale transferring to the Lessee for no additional consideration, all right, title, interest and claim of the Lessor to such portion of the Nuclear Material free and clear of the Liens under the Collateral Agreements (but only if the Secured Parties are obligated to release such Liens in accordance with Section 11 of the Security Agreement). Thereupon, such portion of the Nuclear Material shall cease to be subject to any provision of this Lease Agreement and, if the Secured Parties are obligated to release such Liens pursuant to such section, of the Collateral Agreements. Upon delivery of such Bill of Sale, the Lessor and the Lessee shall execute a supplemental Leasing Record eliminating such portion of the Nuclear Material from the description of the Nuclear Material leased hereunder and making other necessary changes to the Leasing Record.
10. Compliance with Laws; Restricted Use of Nuclear Material; Assignments; Permitted Liens; Spent Fuel.

     (a)  Compliance with Legal Requirements.
          Subject to the provisions of Section 11 hereof, the Lessee agrees to comply with all Legal Requirements.
     (b)  Recording of Title.
          The Lessee shall promptly and duly execute, deliver, file and record all such further counterparts of this Lease Agreement or such certificates, Bills of Sale, financing and continuation statements and other instruments as may be reasonably requested by the Lessor, and take such further actions as the Lessor shall from time to time reasonably request, in order to establish, perfect and maintain the rights and remedies created or intended to be created in favor of the Lessor and the Secured Parties hereunder and the Lessor's title to and interest in the Nuclear Material as against the Lessee or any third party in any applicable jurisdiction.
     (c)  Exclusive Use of Nuclear Material.
          So long as no Lease Event of Default shall have occurred and be continuing, the Lessee may use the Nuclear Material in the regular course of its business or in the business of any subsidiary or affiliate of the Lessee, and may, subject to Section 3(d) hereof and after notice in writing to the Lessor and at the Lessee's sole expense (without limiting the Lessee's rights to request payment by the Lessor of such expense as provided in Section 6 hereof), move such Nuclear Material to any other location for the purpose of having services performed thereon in connection with any stage of the Nuclear Material Cycle other than Heat Production and the "cooling-off" stage, provided that (i) no such action shall materially reduce the then fair market value of such Nuclear Material, (ii) such Nuclear Material shall be and remain the property of the Lessor, subject to this Lease Agreement, (iii) all Legal Requirements (including, without limitation, all necessary government approvals) shall have been met or obtained, and all necessary or advisable recordings, filings and registrations which the Lessor shall reasonably consider advisable shall have been duly made in order to protect the validity and effectiveness of this Lease Agreement and the security interest created in the Security Agreement, and (iv) in the case of any movement of Nuclear Material to any location outside the continental United States, the Lessee shall have delivered to the Lessor and the Secured Parties evidence reasonably satisfactory to the Lessor and Secured Parties (including, if requested, an opinion of independent outside counsel to the .Lessee) that insurance and/or indemnification against liability to third persons for death or injury or damage to property exists protecting the interests of the Lessor, the Lessee, and the Secured Parties. The Lessee shall maintain and make available to the Lessor for examination upon reasonable notice complete and adequate records pertaining to receipt, possession, use, location, movement, physical inventories and any other information reasonably requested by the Lessor with respect to the Nuclear Material leased by the Lessee.
     (d)  Additional Lessee Covenants.
          The Lessee agrees to use every reasonable precaution to prevent loss or damage to the Nuclear Material leased hereunder. All individuals handling or operating Nuclear Material in the possession of the Lessee shall be conclusively presumed not to be agents of the Lessor. The Lessee shall cooperate fully with the Lessor and all insurance companies and governmental agencies providing insurance under Section 12 hereof in the investigation and defense of any claims or suits arising from the licensing. acquisition, storage, containerization, transportation, blending, transfer, consumption, leasing, insuring, operating, disposing, fabricating and reprocessing of the Nuclear Material. To the extent required by any applicable law or regulation, the Lessee shall attach to the Nuclear Material the form of required notice to protect or disclose the ownership of the Lessor or that the Nuclear Material is leased. So long as no Lease Event of Default shall have occurred and be continuing, the Lessor will assign or otherwise make available to the Lessee all of its rights under any Manufacturer's warranty on Nuclear Material. The Lessee shall pay all costs, expenses, fees and charges, except Acquisition Costs, incurred by the Lessee in connection with the use and operation of Nuclear Material leased hereunder during the Lease Term of such Nuclear Material. The Lessee hereby assumes all risks of loss or damage of Nuclear Material however caused and shall, at its own expense, keep the Nuclear Material in good operating condition and repair, reasonable wear and tear, obsolescence and exhaustion excepted.
     (e)  Assignment by Lessor.
          Except as otherwise herein provided, the Lessor may not, without the prior written consent of the Lessee, sell, assign, transfer or convey the Nuclear Material or any interest therein or in the Lease Agreement, or grant to any party a security interest in, or create a lien or encumbrance upon, all or any part of its right, title and interest in this Lease Agreement and in any Nuclear Material leased hereunder, provided that such consent shall not be required if (i) the Lessor shall advise the Lessee of such action, (ii) any such security interest, lien, encumbrance or assignment shall be expressly subject and subordinate to the interest of the Lessee in such Nuclear Material and in this Lease Agreement, and to all terms and provisions of this Lease Agreement, and (iii) the Lessor shall be and remain responsible for the performance of all terms, conditions and obligations under this Lease Agreement required to be performed by the Lessor, including but not limited to Lessor's obligations under Section 3 hereof. After receipt by the Lessee of written notice from the Lessor of any assignment by the Lessor of Rents or other sums payable by Lessee under this Lease Agreement, the Lessee shall make such payments as directed in such notice of assignment and such payments shall discharge the obligations of the Lessee hereunder to the extent of such payments. The Lessee hereby consents to the security interest and other rights and interests granted to the Secured Parties under the Security Agreement, dated as of the date first above written.
     (f)  Liens; Permitted Liens.
          The Lessee will not directly or indirectly create or permit to be created or to remain, and will discharge, any mortgage, lien, encumbrance or charge on, security interest in, or conditional sale or other title retention agreement with respect to, the Nuclear Material or any portion thereof, or upon the Lessee's leasehold interest therein, or upon the Basic Rent, Additional Rent, or any other sum payable under this Lease Agreement, other than Permitted Liens and other liens, charges or encumbrances resulting from acts of the Lessor or securing obligations of the Lessor which the Lessee is not obligated to pay or discharge under the terms of this Lease Agreement.
     (g)  Assignment by Lessee.
          Subject to all applicable law, rules and regulations, the Lessee may assign any right or interest which it may have under this Lease Agreement or in any Nuclear Material to a subsidiary or affiliate of the Lessee in which case such subsidiary or affiliate shall, 'except as otherwise provided in this sentence, be deemed to be the Lessee hereunder, provided, however, that in any such case the Lessee shall give prior written notice of such assignment to the Lessor and to the Secured Parties, and provided further that no such assignment shall in any way limit or affect the Lessee's obligations and duties hereunder.
     (h)  Transfer of Title to Manufacturers.
          The parties recognize that, during the processing and reprocessing of Nuclear Material before and after its utilization in the Generating Facilities for the production of power, the Manufacturer performing services on the Nuclear Material may require that title thereto be transferred to such Manufacturer and/or that the Nuclear Material be commingled with other nuclear material, with an obligation for the Manufacturer, upon completion of the services, to reconvey a specified amount of nuclear material. The standard enrichment contracts of the Department of Energy contain such provisions. Therefore, the parties hereto agree that Nuclear Material leased hereunder may become subject to such a contract provision, and that the action contemplated by such provision may be taken, notwithstanding any provision of this Lease Agreement to the contrary, that, as between the Lessor and the Lessee, such Nuclear Material shall be deemed to be still leased hereunder while title thereto is in the Manufacturer, and that the nuclear material exchanged by the Manufacturer upon completion of its services shall be automatically leased hereunder in substitution for the Nuclear Material originally delivered to the Manufacturer.
     (i)  Spent Fuel.
          Without the consent of the Lessor, the Lessee shall not permit any Nuclear Material leased hereunder, which shall have been removed from a Generating Facility for the purpose of "cooling-off", storage, repair or reprocessing, to be removed from the site of the Generating Facilities unless (i) the new site of such Nuclear Material is a facility maintaining liability insurance and indemnification fully insuring and indemnifying the Lessor, the Lessee and the Secured Parties under the Atomic Energy Act and any other law, rule or regulation, or (ii) the lease of such Nuclear Material shall, concurrently with its removal from the Generating Facilities, be terminated by the Lessee pursuant to the provisions of Section 8 or 18 hereof, as applicable, with the Lessee acquiring the ownership thereof pursuant to Section 8(d) or Section 18(d), as applicable.
11.  Permitted Contests.
     The Lessee, at its expense, may in its own name or, if necessary and permitted, in the name of the Lessor or Secured Parties (and, if necessary but not so permitted, the Lessee may require the Lessor or the Secured Parties to) contest after prior notice to the Lessor, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition or lien therefor, or any Legal Requirements or Insurance Requirements, or any matter underlying Lessee's indemnity obligations under Section 13 hereof, or any other mortgage, lien, encumbrance, charge, security interest, conditional sale or other contract or agreement referred to in Section 10 hereof; provided that (i) in the case of an unpaid Imposition or lien therefor, such proceedings shall suspend the collection thereof from the Lessor, (ii) neither the Nuclear Material or any portion thereof, nor the taking of any step necessary or proper with respect thereto in the management thereof through any stage of the Nuclear Material Cycle, nor the performance of any other act required to be performed by the Lessee under this Lease Agreement would be enjoined, prevented or otherwise interfered with, (iii) the Lessor would not be subject to any additional civil liability (other than interest which the Lessee agrees to pay), or any criminal liability, for failure to pay any such Imposition or to comply with any such Legal Requirements or Insurance Requirements or any such other mortgage, lien, encumbrance, charge, contract or agreement, and (iv) the Lessee shall have set aside on its books adequate reserves (in accordance with generally accepted accounting principles) with respect thereto and shall have furnished such security, if any, as may be required in the proceedings or reasonably requested by the Lessor. The Lessee will pay, and save the Lessor harmless against, all losses, judgments, decrees and costs, including attorneys' fees and expenses, in connection with any such contest and will, promptly after the determination of such contest pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable therein, together with all penalties, fines, interest, costs and expenses thereon or in connection therewith and such indemnification and each other indemnification obligation in favor of the Lessor hereunder shall survive any termination of this Lease Agreement in whole or in part.
12.  Insurance; Compliance with Insurance Requirements.
     The Lessee shall comply with all Insurance Requirements and with all Legal Requirements pertaining to insurance. Without limiting the foregoing, the Lessee shall:
     (a)  Liability Insurance.
          At its own cost and expense, procure and maintain, or cause to be procured and maintained, liability insurance and indemnification with respect to Nuclear Material leased hereunder insuring and indemnifying the Lessor, the Lessee, and the Secured Parties to the full extent required or available under the Atomic Energy Act or under any other law, rule or regulation. In the event the provisions of the Atomic Energy Act with respect to liability insurance and the indemnification of licensees and operators of Nuclear Material thereunder or any other provisions of the Atomic Energy Act which benefit the Lessor or the Secured Parties shall change, then the Lessee shall use its best efforts to obtain equivalent insurance and indemnification from the Nuclear Regulatory Commission or from such other public and/or private sources from whom such coverage is available.
     (b)  Casualty Insurance.
          At its own cost and expense, procure and maintain physical damage insurance with respect to the Nuclear Material insuring the Lessor and the Secured Parties against loss or damage to the Nuclear Material to the extent that such insurance coverage may be available from public and private sources. The Lessee may self-insure with respect to liability and physical damage insurance to the extent of $2,500,000, which amount may be increased from time to time as the Lessor and the Lessee may agree in writing, provided that such self-insurance is permitted under all applicable law, rules and regulations.
     (c)  Third Parties - Insurance Requirements.
          Use its best efforts to provide that Nuclear Material, while in the possession of third parties, is covered for liability insurance to the maximum extent available, and for physical damage insurance in an amount not less than the Stipulated Casualty Value of such Nuclear Material. To the extent that any such third party is maintaining such insurance coverage for the Nuclear Material; the Lessee shall have no obligation hereunder to do so.
     (d)  Named Insureds; Loss Payees.
          Provide for the Lessor and the Secured Parties to be named insureds where possible, and, with respect to physical damage coverage, named loss payees in all insurance policies and indemnification agreements relating to the Nuclear Material required under this Section. All such policies and, where possible, indemnification agreements, shall provide for at least ten (10) days prior written notice to the Lessor and to the Secured Parties of any cancellation or material alteration of such policies.
     (e)  Insurance Certificates.
          Upon request of the Lessor or the Secured Parties, provide Lessor or the Secured Parties with copies of the policies or insurance certificates in respect of the insurance procured pursuant to the provisions of this Section, and will advise the Lessor and the Secured Parties of all expirations and renewals of policies and all notices issued by the insurers thereunder. Within a six-month period from the execution of this Lease Agreement and at yearly intervals thereafter, the Lessee will furnish to the Lessor and the Secured Parties a certificate as to the insurance coverage provided pursuant to this Section and will further give notice as to any material change in the nature of such coverage, including, to the best of the Lessee's knowledge, any material change in the provisions of the Atomic Energy Act or applicable rule or regulation thereunder with respect to liability insurance and indemnification, or in the application, interpretation or enforcement thereof. The Lessor shall be under no duty to examine such insurance policies or indemnification agreements or to advise the Lessee in case the Lessee is not in compliance with any Insurance Requirements.
13.  Indemnity.
     Without limitation of any other provision of this Lease Agreement, including Section 11, the Lessee agrees to indemnify and hold harmless the Lessor and the Secured Parties and all companies, persons or firms controlling, controlled by, or under common control with either of them and the respective share-holders, directors, officers and employees of the foregoing against any and all claims, demands and liabilities of whatsoever nature, and all costs, losses, damages, obligations, penalties, causes of action, judgments and expenses (including reasonable attorneys' fees and expenses) directly or indirectly relating to or in any way arising out of:
     (a) defects in title to Nuclear Material on acquisition by the Lessor, ownership of and interest in the Nuclear Material leased or to be leased hereunder (the term "Nuclear Material" when used in this Section 12 shall include, in addition to all other Nuclear Material, nuclear material the lease of which has been terminated hereunder and which is in storage, or is being transported to storage, and which has not been sold or disposed of by the Lessor to the Lessee or to a third party) or the licensing, ordering, rejection, use, nonuse, misuse, possession, control, installation, acquisition, storage, containerization, transportation, blending, transfer, consumption, leasing, insuring, operating, disposing, fabricating, refining, milling, enriching, conversion, cooling, processing, condition, operation, repair and reprocessing thereof, or resulting from the condition of the environment including the adjoining and/or underlying land, water, buildings, streets or ways, except to the extent that such costs are included in the Acquisition Cost of Nuclear Material leased or to be leased hereunder within the Maximum Stipulated Casualty Value specified within the limits provided by Section 4 hereof (or within any change of such limit agreed to in writing by the Lessor and the Lessee), and except for any general administrative expenses of the Secured Parties and of such representative;
     (b) all costs, charges, damages or expenses and royalties and/or claims and expenses of litigation (including, but not limited to, attorneys' fees), arising out of or necessitated by the assertion of any claim or demand based upon any infringement or alleged infringement of any patent or other right, by or in respect of any Nuclear Material; provided, however, that the Lessor will make available to the Lessee all of the Lessor's rights under any similar indemnification from a Manufacturer under any Nuclear Material Contract;
     (c) all federal, state, county, municipal or other fees and taxes of whatsoever nature including, but not limited to, license, qualification, franchise, sales, use, business, gross receipts, ad valorem, property, excise, and occupation fees and taxes and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or to which the Lessor is subject with respect to the Nuclear Material or the ownership thereof or interest therein or the licensing, ordering, ownership, use, possession, control, acquisition, storage, containerization, transportation, blending, milling, enriching, transfer, consumption, leasing, insuring, operating, disposing, fabricating, refining, conversion, cooling and reprocessing of Nuclear Material, or measured in any way by the value thereof or by the business of investment in, financing of or ownership by the Lessor with respect thereto; provided, however, that Lessee shall not be obligated to indemnify the Secured Parties for any taxes, whether federal, state or local, based on or measured by net income of the Secured Parties where taxable income is computed in substantially the same manner as taxable income is computed under the Code;
     (d) any injury to or disease, sickness or death of persons, or loss of or damage to property occurring through or resulting from any Nuclear Incident involving or connected in any way with the Nuclear Material or any portion thereof;
     (e) any violation, or alleged violation, of this Lease Agreement by the Lessee or of any contracts or agreements to which the Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other requirements having the force of law applicable at any time to the Nuclear Material or any action or transaction by the Lessee with respect thereto or pursuant to this Lease Agreement;
     (f) performance of any labor or service or the furnishing of any materials in respect of the Nuclear Material or any portion thereof, except to the extent that such costs are included in the Acquisition Cost of such Nuclear Material within the Maximum Stipulated Casualty Value specified provided in Section 4 hereof (or within any change of such limit agreed to in writing by the Lessor and the Lessee);
     (g) liabilities based upon a theory of strict liability in tort, negligence or willful acts to the extent that such liabilities relate to the Nuclear Material or any action or transaction with respect thereto or pursuant to this Lease Agreement; or
     (h) the Lease Agreement, the Nuclear Material or any related transactions or documents.
          The Lessee shall, forthwith, upon demand, reimburse the Lessor, the Secured Parties or other indemnified parties, as the case may be, for any sum or sums expended with respect to any of the foregoing or advance such amount, upon request by the Lessor, the Secured Parties or such other party for payment thereof; provided, however, that the Lessee shall not indemnify any party seeking indemnification under this Section 13, for any claims, demands, liabilities, costs or expenses (other than any such claims, demands, liabilities, costs, or expenses arising out of the gross negligence or willful misconduct of such party) which arise or result from, or relate to obligations of such party as an insurer under contracts or agreements of insurance or reinsurance. Without limiting any of the foregoing provisions of this Section 13, to the extent that the Lessee in fact indemnifies the Lessor, the Secured Parties or such other party under this indemnity provision, the Lessee shall be subrogated to the rights of the Lessor, the Secured Parties and such other party in the affected transaction and shall have a right to determine the settlement of claims therein, provided that any such rights to which the Lessee shall be subrogated shall be subordinate and subject in right of payment to the prior payment in full of all liabilities to the Lessor of the person or entity in respect of which such rights exist. The foregoing indemnity shall not be affected by any termination of this Lease Agreement, or of the lease of any Nuclear Material hereunder.
14.  Casualty and Other Events.
     Upon the occurrence of any one or more of the following events:
     (a) the loss, destruction or damage beyond repair of any Nuclear Material leased hereunder;
     (b) the commandeering or attachment of any Nuclear Material leased hereunder by reason of the act of any governmental instrumentality for a period exceeding ninety (90) days; or
     (c) a determination by the Lessee in its sole discretion that any Nuclear Material is no longer useful in its then condition for the purpose of generating power in either Generating Facility or is economically unserviceable to the to the Lessee, provided that no Lease Event of Default has occurred and is continuing and provided that no such determination may be made by Lessee with respect to such Nuclear Material prior to January 1, 1994;
          Then, in any such case, the Lessee promptly shall give written notice of any such event and upon the earlier of (i) 10 days following receipt of any insurance or other proceeds paid with respect to the foregoing and (ii) two hundred and seventy (270) days of the occurrence of any such event, the Lessee shall pay to the Lessor an amount equal to the then Stipulated Casualty Value of such Nuclear Material, together with any Basic Rent and Additional Rent then due. The lease of such Nuclear Material hereunder and the obligation of the Lessee to pay Basic Rent and Additional Rent with respect to such Nuclear Material shall continue until the day on which the Lessor receives payment of such Stipulated Casualty Value, Basic Rent and Additional Rent. Upon receipt of such payment, the Lessor shall deliver to the Lessee a Lessor's Bill of Sale transferring all right, title, interest and claim of the Lessor to such Nuclear Material, free and clear of the Liens created by the Collateral Agreements (but only if the Secured Parties are obligated to release such Liens in accordance with
Section 11 of the Security Agreement), and thereupon the lease with respect to such Nuclear Material shall terminate.
15.  Nuclear Material to Remain Personal Property.
     It is expressly understood and agreed that the Nuclear Material shall be and remain personal property notwithstanding the manner in which it may be attached or affixed to realty and notwithstanding any law or custom or the provisions of any lease, mortgage or other instrument applicable to any such realty. The Lessee agrees to indemnify the Lessor and the Secured Parties against and to hold the Lessor and the Secured Parties harmless from all losses, costs and expenses (including reasonable attorneys' fees and expenses) resulting from any of the Nuclear Material becoming part of any realty. Upon termination of the lease of any Nuclear Material, any costs of removal, transportation, storage and delivery of such Nuclear Material shall be paid by the Lessee. The Lessor and the Secured Parties shall not be liable for any physical damage caused to any realty or any building by reason of the removal of the Nuclear Material therefrom.
16.  Events of Default.
     Each of the following events of default by the Lessee shall constitute a "Lease Event of Default" and give rise to the rights on the part of the Lessor described in Section 17 hereof:
     (a) Default in the payment of Basic Rent or Additional Rent, if any, on the date on which such payment is due and the continuance of such default for ten (10) days;
     (b) Default in the payment of Termination Rent or any amount required to be paid under Section 9(e) on the date on which such payment is due;
     (c) Default in the payment or performance of any other liability or obligation or covenant of the Lessee to the Lessor, and the continuance of such default for thirty (30) days after written notice to the Lessee sent by registered or certified mail; provided that, no such default shall be deemed a Lease Event of Default if (i) such default is curable but cannot be cured within such thirty (30)-day period, (ii) the Lessee is diligently pursuing such cure and effects such cure within 360 days of the date of such default, and (iii) during the continuance thereof, such default does not impair in any material respect the rights of the Lessor or the Secured Parties in the Collateral or subject the Lessor or the Secured Parties to onerous regulation or to any material liabilities under law;
     (d) The admission of insolvency or bankruptcy, inability to pay debts as they mature, or entering into receivership on the part of Lessee;
     (e) The institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against the Lessee and, if instituted against the Lessee, its consent thereto or the pendency of such proceedings for sixty (60) days; or
     (f) Other than pursuant to a condemnation proceeding, any court, governmental officer or agency shall, under color of legal authority, take and hold possession of any substantial part of the property or assets of the Lessee.
17.  Rights of the Lessor Upon Default of the Lessee.
     Upon the occurrence of any Lease Event of Default, the Lessor may, in its discretion, and shall, at the direction of the Secured Parties, do one or more of the following:
     (a) Terminate the lease of any Nuclear Material upon five (5) days written notice to the Lessee sent by registered or certified mail;
     (b) Whether or not any lease of any Nuclear Material is terminated, and, subject to any applicable law or regulation, take immediate possession of any or all Nuclear Material or cause such Nuclear Material to be taken from the possession of the Lessee, and for such purpose, enter upon any premises without liability for so doing or require the Lessee, at the Lessee's expense, to deliver the Nuclear Material, properly containerized and insulated for shipping to the Lessor or to such other person as Lessor may designate, in which case the risk of loss shall be upon the Lessee until such delivery is made;
     (c) Whether or not any action has been taken under (a) or (b) above, and subject to any applicable law or regulation, sell any Nuclear Material (with or without the concurrence or request of the Lessee) for cash at public or private sale and the Lessee shall be liable for and shall promptly pay to the Lessor all unpaid Rent to the date of receipt by the Lessor of the proceeds of such sale plus any deficiency between the net proceeds of such sale and the Stipulated Casualty Value of such Nuclear Material at the time of such payment by the Lessee;
     (d) Subject to any applicable law or regulation, sell in a commercially reasonable manner, dispose of, hold, use, operate, remove, lease or keep idle any Nuclear Material as the Lessor in its sole discretion may decide, without any obligation to account to the Lessee with respect to such action or inaction or any proceeds thereof, except that the net proceeds of any such selling, disposing of, holding, using, operating or leasing shall be credited by the Lessor against any amount due to the Lessor from the Lessee hereunder;
     (e) Terminate this Lease Agreement as to any or all of the Nuclear Material, or exercise any other right or remedy which may be available under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.
          If the Lessee fails to deliver, promptly after written request, the Nuclear Material pursuant to (b), above, subject to reasonable wear and tear, use and exhaustion, in good operating condition and repair, or converts or destroys any Nuclear Material, the Lessee shall be liable to the Lessor for all Rent then due and payable on the Nuclear Material, all other amounts then due and payable under this Lease Agreement, the then Stipulated Casualty Value of such Nuclear Material, plus any loss, damage and expense (including without limitation reasonable attorneys' fees and disbursements) sustained by the Lessor by reason of such Lease Event of Default and the exercise of the Lessor's remedies with respect thereto, including any costs incurred under the Credit Agreement, the Note Agreement, and the Security Agreement, and any other amounts owed to the Secured Parties with respect to the Notes. If, upon the occurrence of a Lease Event of Default, the Lessee delivers Nuclear Material to the Lessor or to such other person as Lessor may designate, or if the Lessor repossesses or causes Nuclear Material to be repossessed on its behalf, the Lessee shall be liable for and the Lessor may recover from the Lessee all Rent on the Nuclear Material due and payable to the date of such delivery or repossession, all other amounts due and payable under this Lease Agreement, plus any loss, damage and expense (including without limitation reasonable attorneys' fees and disbursements) sustained by the Lessor by reason of such Lease Event of Default and the exercise of the Lessor's remedies with respect thereto. No remedy referred to in this Section 17 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity and the exercise in whole or in part by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all such other remedies. No waiver by the Lessor of any Lease Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default.
18.  Termination After Certain Events.
     (a) This Lease Agreement shall terminate prior to the expiration of its term upon the happening of any of the following "Terminating Events":
          (i) Any change in, or new interpretation by a governmental authority having jurisdiction relating to the Price-Anderson Act, as amended, or the Atomic Energy Act, or the regulations of the Nuclear Regulatory Commission thereunder, in each case as in effect on the date of this Lease Agreement, as a result of which, in the opinion of independent counsel selected by the Lessor and reasonably satisfactory to the Lessee and the Secured Parties, the Lessor is prohibited from asserting any material right, protection or defense available under applicable law as of the date of this Lease Agreement with respect to civil or criminal actions brought in connection with a Nuclear Incident;
          (ii)  There shall have occurred a Deemed Loss Event;
          (iii) Any law or regulation or interpretation (judicial, regulatory or otherwise) of any law or regulation shall be adopted or enforced by any Court or governmental or regulatory authority, and as a result of such adoption or enforcement, approval of the transactions contemplated by this Lease Agreement shall be required and shall not have been obtained within any applicable grace period after such adoption or enforcement, or as a result of which adoption or enforcement this Lease Agreement or any transaction contemplated hereby, including any payments to be made by the Lessee or the ownership of the Nuclear Material by the Lessor, shall be or become unlawful, or the performance of this Lease Agreement shall be rendered impracticable in any material way;
          (iv) The occurrence of a Nuclear Incident at either Generating Facility as a result of which such Generating Facility ceases to operate (or if such Generating Facility is not in operation immediately prior to such Nuclear Incident, the failure to resume operation as a result of such Nuclear Incident) for a period of 24 consecutive months;
          (v) There shall occur the revocation or material adverse modification of any authorization, consent, exemption or approval theretofore obtained from any regulatory body or governmental authority necessary for the carrying out of the intent and purposes of this Lease Agreement, or the actions or transactions contemplated hereby, and the effectiveness of any such revocation or material adverse modification shall not be stayed pending any appeal thereof; or
          (vi) If, with respect to either Generating Facility, any governmental licenses, approvals or consents with respect to such Generating Facility, without which such Generating Facility cannot continue to operate, shall have been revoked and the Lessee does not, in good faith, within 180 days of such revocation, represent in writing to the Lessor that the Lessee has made a good faith determination that such Generating Facility will return to operation within 24 months of such revocation, or for any other reason the Lessee shall cease operating the Generating Facility for a period of 24 consecutive months.
     (b) Upon the happening of any of the events listed in Section 18(a) hereof, this Lease Agreement shall cease and terminate, except with respect to obligations and liabilities of the Lessee, actual or contingent, which arose under the Lease Agreement on or prior to the date of termination and except for the Lessee's obligations set forth in Sections 10, 12 and 13 hereof, and in this
Section 18, all of which obligations will continue until the delivery of documentation by the Lessor and the payment by the Lessee provided for below, and except that after such delivery and payment, the Lessee's obligations under Section 13 shall continue as therein set forth as shall all of Lessee's indemnification obligations set forth in other sections of this Lease Agreement. Notwithstanding the foregoing, if a Terminating Event described in either Section 18(a)(iv) or (vi) shall occur with respect to one but not both of the Generating Facilities, then the lease of Nuclear Material hereunder shall terminate only with respect to such Nuclear Material as is then used in or specially designed for use in the Generating Facility affected.
     (c) Upon such termination, the entire interest of the Lessor in the Nuclear Material, or in the case of a Terminating Event described in Section 18(a)(iv) or (vi), the portion thereof determined in accordance with Section 18(b), shall automatically transfer to and be vested in the Lessee, without the necessity of any action by either the Lessor or the Lessee, provided, however, that if the Lessor shall have theretofore approved in writing such person and the terms of such transfer, the entire interest of the Lessor in such Nuclear Material shall, upon such termination, automatically transfer to and be vested in any person designated by the Lessee.
     (d) Promptly after either party hereto shall learn of the happening of any of the events listed in Section 18(a) hereof, such party shall give notice thereof to the other party hereto and to the Secured Parties, which notice shall (x) acknowledge that the Lease Agreement has terminated, or, in the case of a Terminating Event described in Section 18(a)(iv) or (vi), that the lease with respect to a portion of the Nuclear Material hereunder shall have terminated, subject to the continuing obligations of the Lessee mentioned above, and that title to and ownership of such Nuclear Material has transferred to and vested in the Lessee or such other person, and (y) specify a Termination Settlement Date occurring, if the notice is given by the Lessor, 270 days after the giving of such notice or, if the notice is given by the Lessee, not less than 90 nor more than 270 days after the giving of such notice. After such termination of this Lease Agreement and until such Termination Settlement Date, the Lessee shall continue to pay Basic Rent and Additional Rent. On such Termination Settlement Date, the Lessee shall be obligated to pay to the Lessor as the purchase price for the Nuclear Material, an amount equal to the sum of (x) Stipulated Casualty Value of the Nuclear Material as of the Termination Settlement Date, and (y) the Termination Rent on the Termination Settlement Date. The Lessor shall be obligated to deliver to the Lessee a Lessor's Bill of Sale on an as-is, where-is, non-installment, cash sale basis, without recourse to or warranty or agreement of any kind by the Lessor acknowledging the above described transfer and vesting of title and ownership of the Nuclear Material, free and clear of the Liens created by the Collateral Agreements (but only if the Secured Parties are obligated to release such Liens in accordance with Section 11 of the Security Agreement).
19.  Investment Tax Credit.
     To the extent that the Lessee determines the Nuclear Material is or becomes eligible for any investment or similar credit under the Code as now or hereafter in effect, the Lessee shall request in writing that the Lessor elect to treat the Lessee as having acquired such Nuclear Material which is leased hereunder, and, if permitted to do so under the Code and under any other applicable law, rule or regulation, the Lessor, pursuant to such request of the Lessee, shall provide the Lessee with an appropriate investment credit election and the Lessee shall consent to such election. A condition to the Lessor's making such election will be the provision by the Lessee of a report or statement with respect to all Nuclear Material as to which the investment credit election is applicable. Such report or statement shall contain such information and be in such form as may be required for Internal Revenue Service reporting purposes. The Lessee shall indemnify and hold harmless the Lessor and any affiliates with respect to any adverse tax consequence, other than the loss of the credit, which may result from such election.
20.  Certificates; Information; Financial Statements.
     (a) The Lessee will from time to time deliver to the Lessor and the Secured Parties, promptly upon reasonable request:
(i) a statement executed by any Vice President of the Lessee, certifying the dates to which the sums payable hereunder have been paid, that this Lease Agreement is unmodified and in full effect (or, if there have been modifications, that this Lease Agreement is in full effect as modified, and identifying such modifications) and that no Lease Event of Default has occurred and is continuing (or specifying the nature and period of existence of any thereof and what action the Lessee is taking or proposes to take with respect thereto), (ii) such information with respect to the Nuclear Material, as may reasonably be requested, and (iii) such information with respect to the Lessee's operations, business, property, assets, financial condition or litigation as the Lessor or any assignee of the Lessor shall reasonably request.
     (b)  the Lessee will deliver to the Lessor and the Secured
Parties:
          (i)   Quarterly Financial Statements.
               As soon as practicable and in any event within 90 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a balance sheet of the Lessee as of the end of such quarter, and a comparative earnings statement and cash flows statement of the Lessee for such quarter, each certified as true and correct by the chief accounting officer thereof;
          (ii)  Annual Financial Statements.
               As soon as practicable and in any event within 120 days after the end of each fiscal year, an annual report of the Lessee consisting of its financial statements, including a balance sheet as of the end of such fiscal year and statements of income and cash flows for the year then ended, with all notes thereto, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and certified by independent public accountants of recognized standing selected by the Lessee;
          (iii) SEC Reports, etc.
               With reasonable promptness, copies of all reports on Form 8-K filed by the Lessee with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);
          (iv)  Other Information.
               With reasonable promptness, such other financial data as the Lessor and the Secured Parties may reasonably request. Together with each delivery of financial statements required by clause (b)(ii) above, the Lessee will deliver to the Lessor and the Secured Parties an Officer's Certificate demonstrating compliance by the Lessee with the terms of this Lease Agreement and stating that there exists no Lease Event of Default or, if any Lease Event of Default exists, specifying the nature and period of existence thereof and. what action the Lessee proposes to take with respect thereto. The Lessee also covenants that forthwith upon the chief executive officer, principal financial officer or principal accounting officer of the Lessee obtaining knowledge of a Lease Event of Default, it will deliver to the Lessor and the Secured Parties an Officer's Certificate specifying the nature and period of existence thereof and what action the Lessee proposes to take with respect thereto.
21.  Obligation of the Lessee to Pay Rent.
     The Lessee's obligation to pay, as the same becomes due, Basic Rent, Additional Rent, Termination Rent, and all other amounts payable hereunder shall, subject to the covenant of the Lessor contained in Section 3 hereof, be absolute and unconditional and shall not be affected by any circumstance, including, without limitation; (i) any setoff, counterclaim, recoupment, defense or other right which the Lessee may have against the Lessor or anyone else for any reason whatsoever; (ii) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any Nuclear Material; or (iii) any interruption or cessation in the use or possession of any Nuclear Material by the Lessee for any reason whatsoever; provided, however, that if an interruption or cessation in the Lessee's use or possession of any Nuclear Material is caused by any attachment or similar act by or on behalf of any creditor of the Lessor, and is not attributable to any failure by the Lessee to perform its obligations under this Lease Agreement, then the Lessee's obligation to pay any of the foregoing amounts with respect to such Nuclear Material shall be appropriately reduced for the period of such interruption or cessation. The Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease Agreement except in accordance with the express terms hereof. Each payment of Rent and each other payment made by the Lessee shall be final and the Lessee will not seek to recover all or any part of such payment from the Lessor for any reason whatsoever.
22.  Miscellaneous.
     (a)  Successors and Assigns.
          This Lease Agreement shall be binding upon the Lessee and the Lessor and their respective successors and assigns, and shall inure to the benefit of the Lessee and the Lessor and their respective successors and assigns.
     (b)  Waivers.
          The parties hereto agree that either party shall not by act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder unless such waiver is given in writing. A waiver on one occasion shall not be construed as a waiver on any other occasion.
     (c)  Entire Agreement.
          This Lease Agreement, together with the written instruments provided for or contemplated hereby, the other Basic Documents and other written agreements between the parties dated as of the date hereof, constitute the entire agreement between the parties hereto with respect to the leasing of Nuclear Material and no representations, warranties, promises, guaranties or agreements, oral or written, express or implied, have been made by either party hereto, or by any one else with respect to this Lease Agreement or the Nuclear Material leased hereunder, except as may be expressly provided for herein or therein. Any change or modification of this Lease Agreement must be in writing and duly executed by the parties hereto.
     (d)  Descriptive Headings.
          The captions in this Lease Agreement are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
     (e)  Severability.
          Any provision of this Lease Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
     (f)  Governing Law.
          This Lease Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of Ohio.
     (g)  No Recourse.
          This Lease Agreement is intended to be a corporate obligation of the Lessor only, and all of the statements, representations, covenants and agreements made by the Lessor contained herein are made and intended only for the purpose of binding the Lessor and establishing the existence of rights and remedies provided for herein which can be exercised and enforced against the Lessor. Therefore, anything contained in this Lease Agreement to the contrary notwithstanding, no recourse may be made against any incorporator, shareholder (direct or indirect), affiliate, director, officer, employee or agent of the Lessor with respect to claims against the Lessor arising under or relating to this Lease Agreement; provided, however, that nothing in this
Section 20(g) shall relieve the Lessor from its corporate obligations under this Lease Agreement.
          IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.
                                  DCC FUEL CORPORATION,
                                        Lessor

ATTEST

/s/ Terrence J. Stone____         By /s/ Richard J. Wild____
Secretary                               Vice President




                                  INDIANA MICHIGAN POWER COMPANY,
                                        Lessee

ATTEST

/s/ Jeffrey D. Cross_____         By /s/ G. P. Maloney______
Assistant Secretary                     Vice President




STATE OF OHIO       )
COUNTY OF FRANKLIN  ) SS:


     On this 27th day of December, 1990, before me personally appeared G. P. Maloney, to me personally known, who, being by me duly sworn, says that he is Vice President of Indiana Michigan Power Company, that said instrument was signed on behalf of said corporation by authority of its Board of Directors and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.


                              ___/s/ Mary M. Soltesz___________
                                        Notary Public
                              My Commission Expires: 7-13-94







STATE OF OHIO       )
COUNTY OF CUYAHOGA  ) SS:


     On this 26th day of December, 1990, before me personally appeared Terrence J. Stone, to me personally known, who, being by me duly sworn, says that he is Vice President of DCC Fuel Corporation, that said instrument was signed on behalf of said corporation by authority of its Board of Directors and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.


                              __/s/ Elsie M. Kuzminchuk________
                                        Notary Public
                              My Commission Expires:  2-2-92




                           APPENDIX A

                           DEFINITIONS


          As used in the Basic Documents (as defined below), the following terms shall have the following meanings (such definitions to be applicable to both singular and plural forms of the terms defined), except as otherwise specifically defined therein:
          "Acquisition Cost" means the purchase price of any Nuclear Material, any progress payments made thereon, costs of milling, conversion, enrichment, fabrication, installation, delivery, redelivery, containerization, storage, reprocessing, any other costs incurred by the Company in acquiring the Nuclear Material, plus in any case (i) any consulting costs incurred in connection with any of the above enumerated costs, (ii) any allowance for funds used during construction with respect to Nuclear Material purchased by the Company, (iii) at the option of Lessee, any Monthly Rent Component payable by Lessee to the Company with respect to any Nuclear Material prior to the completion of the first 200 full power hours of Heat Production of such Nuclear Material, (iv) any sales, excise or other taxes and charges payable by the Company with respect to any such payment for such Nuclear Material, (v) at the option of Lessee, any Monthly Financing Charge payable by Lessee to the Company with respect to Nuclear Material during any period in which such Nuclear Material is subject to an Interim Leasing Record, but excluding any interest charges or penalties for late payment by the Company of the purchase price or any portion thereof, if such late payment results from the negligence of the Company, (vi) such other costs with respect to any Nuclear Material as may be agreed by the Company and Lessee and approved by the Lender and the Purchasers, in each case in writing, and, in the case of any Nuclear Material removed from the Generating Facilities for the purpose of "cooling off" and repair or reprocessing, shall include the Stipulated Casualty Value thereof at the time of such removal, if any, and (vii) at the option of Lessee, any Financing Costs. Any amount realized by the Company from the disposition of the by-products (including, but not limited to, plutonium) of Nuclear Material specified in a Leasing Record during the repair or reprocessing of such Nuclear Material while leased hereunder shall be credited against the Acquisition Cost of such Nuclear Material.
          "Additional Rent" shall mean all legal, accounting, administrative and other operating expenses and taxes incurred by the Company to the extent not paid as part of Basic Rent (including, without limitation, any Cancellation Fees, Yield Maintenance Amount, Commitment Cancellation Fee and all other liabilities incurred or owed by the Company pursuant to the Basic Documents), and all amounts (other than Basic Rent) that the Lessee agrees to pay under the Lease Agreement (including, without limitation, indemnification payable under the Lease Agreement, general and administrative expenses of the Company, and, to the extent not included in Acquisition Cost, Financing Costs) and interest at the rate incurred by the Company or any Secured Party as a result of any delay in payment by the Lessee to meet obligations that would have been satisfied out of prompt payment by the Lessee, and the amount of any and all other costs, losses, damages, interest, taxes, deficiencies, liabilities, obligations, actions, judgments, suits, claims, fees (including, without limitation, attorneys' fees and disbursements) and expenses, of every kind, nature, character and description, direct or indirect, that may be imposed on or incurred by the Company as a result of, arising from or relating to, in any manner whatsoever, one or more Basic Documents, or any other document referred to therein, or the transactions contemplated thereby or the enforcement thereof; provided, however that Additional Rent shall not include expenses incurred, and amounts owed, by the Company solely as a result of the willful misconduct or gross negligence of the Owner Trustee, and so long as no Lease Event of Default shall have occurred, Additional Rent shall not include the principal of any Note due by reason of acceleration. For purposes of calculating the interest incurred by the Company or any Secured Party as a result of any such delay, it shall be assumed that the Company or any Secured Party, as applicable, incurred interest at the Credit Agreement Default Rate.
          "Affiliate" or any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, the term "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
          "Aggregate Commitment Amount" means $140,000,000. "Aggregate Monthly Rent Component" shall mean the sum of the Monthly Rent Components for all items of Nuclear Material which are engaged in either reactor at the Generating Facility during the relevant period.
          "Assigned Agreement" means a Nuclear Material Contract which has been assigned to the Company in the manner specified in
Section 5 of the Lease Agreement pursuant to a duly executed and delivered Assignment Agreement. The term Assigned Agreement shall include a Partially Assigned Agreement.
          "Assignment Agreement" means an assignment agreement substantially in the form of Exhibit D to the Lease Agreement.
          "Atomic Energy Act" means the Atomic Energy Act of 1954, as from time to time amended.
          "Basic Documents" means the Lease Agreement, the Credit Agreement, the Note Agreement, the Security Agreement, the Notes, the Letter Agreement, the Assigned Agreements, the Assignment Agreements, the Trust Agreement, each Bill of Sale, each Leasing Record, each SCV Confirmation Schedule, and other agreements related or incidental thereto which are identified in writing by the Company, the Lessee and the Secured Parties as one of the "Basic Documents" in each case, as such documents may be amended from time to time.
          "Basic Rent" means for any Basic Rent Period, the sum of
(a) that portion of the Monthly Financing Charge not allocated to Acquisition Cost pursuant to the Lease Agreement plus (b) the Monthly Rent Component a shown on a Basic Rent Schedule for such Basic Rent Period.
          "Basic Rent Payment Date" means, for any Basic Rent Period, the first Business Day of the calendar month of such Basic Rent Period.
          "Basic Rent Period" means each calendar month or portion thereof commencing on, in the case of the first such period, the effective date of the Lease Agreement, and in the case of each succeeding period, the first day following the immediately preceding Basic Rent Period, and ending on the earliest of (i) the last day of any calendar month or (ii) the Termination Settlement Date.
          "Basic Rent Schedule" means an instrument substantially in the form of Annex I to Exhibit F to the Lease Agreement, which is to be used by the Lessee to calculate Basic Rent for each Basic Rent Period.
          "Bill of Sale" means the Original Bill of Sale or a bill of sale substantially in the form of Exhibit E to the Lease Agreement, pursuant to which title to all or any portion of the Nuclear Material is transferred to the Company or to the Lessee.
          "BTU Charge" means the dollar amount set forth in the BTU Charge Agreement which is used to calculate the Monthly Rent Component. The BTU Charge initially set forth for any Nuclear Material in any Final Leasing Record shall be the amount agreed by Lessor and Lessee as set forth in Attachment 1 to Exhibit B to the Lease Agreement based upon the reasonably anticipated operating life, heat output, salvage value and utilization of such Nuclear Material.
          "BTU Charge Agreement" shall mean the agreement in the form of Exhibit B to the Lease Agreement.
          "Business Day" means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in either New York City or Columbus, Ohio are authorized by law to close.
          "Cancellation Fees" shall mean the fees payable to the Purchasers pursuant to paragraph 2F of the Note Agreement.
          "Capitalized Lease" means any and all lease obligations which are or should be capitalized on the balance sheet of the Person in question in accordance with generally accepted accounting principles and Statement No. 13 of the Financial Accounting Standards Board or any successor to such pronouncement regarding lease accounting without regard for the accounting treatment permitted or required under any applicable state or federal public utility regulatory accounting system unless such treatment controls the determination of the generally accepted accounting principles applicable to such Person.
          "Closing," with respect to the Note Agreement, shall have the meaning specified therefor in paragraph 2D of such Note Agreement, and with respect to the Credit Agreement, means December 27, 1990.
          "Code" means the Internal Revenue Code of 1986, as from time to time amended.
          "Collateral" has the meaning set forth in the granting clauses of the Security Agreement and includes all property of the Company described in the Security Agreement as comprising part of the Collateral.
          "Collateral Agreements" means, collectively, the Security Agreement, all Assignment Agreements, and any other assignment, security agreement or instrument executed and delivered to the Secured parties thereafter relating to property of the Company which is security for the Notes.
          "Collateral Equivalence Test" shall have the meaning specified therefor in paragraph 3R of the Credit Agreement and paragraph 4R of the Note Agreement.
          "Commitment Cancellation Fee" means the fee, payable by the Company under paragraph 2B(5) of the Credit Agreement on the Termination Settlement Date specified by the Lessee in accordance with Section 8(c) of the Lease Agreement, equal to the discounted value of all future payments of Non-Usage Fee which would otherwise have been payable by the Company under paragraph 2E of the Credit Agreement for each calendar month from the Termination Settlement Date to and including the Scheduled Termination Date, which fee shall be calculated based upon zero utilization of the Floating Rate Commitment amount during such period and a discount factor (applied on a monthly basis) equal to the yield for U.S. Treasury obligations having a final maturity equal to the number of months between the Termination Settlement Date and the Scheduled Termination Date, such yield to be linearly interpolated where U.S. Treasury obligations do not exist for such period.
          "Company" means the DCC Fuel Corporation.
          "Consents and Agreements" means the agreements, each substantially in the form attached as Exhibit 2 to Exhibit D to the Lease Agreement, between the Lessee and the various contractors under the Nuclear Material Contracts.
          "Controlled Group" means a controlled group of corporations of which Company is a member within the meaning of
Section 414(b) of the Code, any group of corporations or entities under common control with Company within the meaning of Section 414(c) of the Code or any affiliated service group of which Company is a member within the meaning of Section 414(m) of the Code.
          "Credit Agreement" means the Floating Rate Credit Agreement, dated as of December 1, 1990, between the Company and the Lender, as it may be amended from time to time.
          "Credit Agreement Default" means an event which would, with the lapse of time or the giving of notice or both, constitute a Credit Agreement Event of Default.
          "Credit Agreement Default Rate" means the interest rate per annum in effect from time to time equal to the greater of (i) 2% per annum in excess of the rate then in effect as specified in paragraph 2C of the Credit Agreement, or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its "base rate."
          "Credit Agreement Event of Default" means any one or more of the events specified in paragraph 6A of the Credit Agreement.
          "Deemed Loss Event" means the following event: if at any time during the term of the Lease Agreement, (A) either the Company or any of its respective Affiliates, by reason solely of the ownership of the Nuclear Material or any part thereof or the lease of the Nuclear Material to the Lessee under the Lease Agreement or any other transaction contemplated by the Lease Agreement or any of the other Basic Documents, shall be deemed, by any governmental authority having jurisdiction, to be, or to be subject to regulation as an "electric utility" or a "public utility" or a "public utility holding company" or similar term, under an applicable law or deemed a "public utility company" or a "subsidiary company" or a "holding company" within the meaning of the Public Utility Holding Company Act, (B) the Public Utility Holding Company Act shall affect the legality, validity and enforceability of the lease obligations of the Company and Lessee under the Lease Agreement; or (C) either the Company or any Secured Parties by reason solely of being a party to the Basic Documents shall be required to obtain any consent, order or approval, of or to make any filing or registration, or to give any notice to, any governmental authority, or be subject to any liabilities, duties or obligations under the Public Utility Holding Company Act, except in any case if the same shall be solely the result of Nonburdensome Regulation; provided, however, that if in compliance with applicable laws, Lessee, with the cooperation of the Company, shall have acted diligently and in good faith to contest or obtain an exemption from the requirements of applicable laws described in clauses (A), (B) or (C) that would otherwise constitute a Deemed Loss Event, such Deemed Loss Event shall be deemed not to have occurred so long as (I) Lessee shall have furnished to the Company or such Secured Parties, as the case may be, an opinion of independent counsel to the effect that there exists a reasonable basis for such contest or exemption and that a determination under such applicable laws shall be effectively stayed during the application for exemption or contest and shall not be subject to retroactive effect at the conclusion of such contest, (II) the Company, any such Affiliate or such Secured Parties, as the case may be, shall have determined in its sole discretion that such contest or exemption shall not adversely affect their business or involve any danger of the sale, foreclosure or loss of, or creation of a Lien upon, the Collateral, and (III) Lessee shall have agreed to indemnify the Company, its Affiliates or such Secured Parties, as the case may be, for expenses incurred in connection with such contest or exemption; and further provided, that a Deemed Loss Event shall be deemed not to have occurred for such period as may be approved by any governmental authority having jurisdiction, not to exceed 270 days, following notice from Lessee to the Company or such Secured Parties, as the case may be, that Lessee shall be unable to furnish the opinion described in clause (I) of the next preceding proviso or that any such contest shall not be successful or such exemption shall not be available, during which the Company shall use reasonable efforts to assign or transfer its interest in the Collateral upon commercially reasonable terms and conditions, provided that the Company shall not be required to assign or transfer the Nuclear Material for a price which, after deduction of sales tax and expenses of such sale incurred by the Company, shall be less than the sum of (A) Stipulated Casualty Value determined as of the date of such proposed sale, and (B) the Termination Rent determined in accordance with Section 18 of the Lease Agreement.
          "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.
          "Excepted Payments" means any indemnity, expense, or other payment which by the terms of any of the Basic Documents shall be payable to the Company in order for the Company to satisfy its obligations pursuant to Section 7.8 of the Trust Agreement.
          "Federal Energy Regulatory Commission" means the independent regulatory commission of the Department of Energy of the United States Government existing under the authority of the Department of Energy Organization Act, as amended, or any successor organization or organizations performing any identical or substantially identical licensing and related regulatory functions.
          "Federal Power Act" means the Federal Power Act, as amended.
          "Final Leasing Record" means a Leasing Record which records the leasing of Nuclear Material during any period when such Nuclear Material has completed the first 200 full power hours of Heat Production. A Final Leasing Record shall be in the form of Exhibit B to the Lease Agreement.
          "Financing Costs" means (a) fees and other amounts owing to any Secured Party or to the Owner Trustee under the Trust Agreement, (b) legal fees and disbursements and other amounts referred to in Section 8 of the Security Agreement, (c) legal, accounting, and other fees and expenses incurred by the Lessee and/or the Company in connection with the preparation, execution and delivery of Basic Documents, or the issuance of the Notes, and
(d) such other reasonable fees and expenses of the Owner Trustee and the Company as they may be entitled to under the Basic Documents.
          "Fixed Rate Commitment" shall mean the commitment of the Purchasers to purchase Fixed Rate Notes from time to time in a principal amount at any one time outstanding not to exceed $125,000,000.
          "Fixed Rate Notes" shall have the meaning specified therefor in paragraph 2A of the Note Agreement.
          "Floating Rate Commitment" shall mean the commitment of the Lender to make Floating Rate Loans from time to time in a principal amount at any one time outstanding not to exceed $140,000,000.
          "Floating Rate Loans" shall have the meaning specified therefor in paragraph 2A of the Credit Agreement.
          "Floating Rate Notes" shall have the meaning specified therefor in paragraph 2A of the Credit Agreement.
          "Fuel Management" means the design of, contracting for, fixing the price and terms of acquisition of, management, movement, removal, disengagement, storage and other activities in connection with the acquisition, utilization, storage and disposal of the Nuclear Material.
          "Generating Facility" means each of Unit No. 1 and No. 2 of the Donald C. Cook Nuclear Generating Station, located at Bridgman, Michigan.
          "Heat Production" means the stage of the Nuclear Material Cycle commencing with the commercial operation of a Generating Facility, during which the Nuclear Material in question is producing thermal energy which results in the production of net positive electrical energy transmitted within the distribution network of any utility and during which the Nuclear Material in question is engaged in the reactor core of such Generating Facility.
          "Hereof," "herein," "hereunder" and words of similar import when used in a Basic Document refer to such Basic Document as a whole and not to any particular section or provision thereof.
          "Impositions" means all payments required by public or governmental authority in respect of any property subject to the Lease Agreement or any transaction pursuant to the Lease Agreement or any right or interest held by virtue of the Lease Agreement.
          "Insurance Requirements" means all terms of any insurance policy or indemnification agreement covering or applicable to (i) any Nuclear Material or (ii) the Generating Facility or the Lessee in its capacity as licensee of the Generating Facility, in each case insofar as any insurance policy or indemnification agreement directly or indirectly relates to the Nuclear Material or the performance by the Lessee of its obligations under the Basic Documents, and all requirements of the issuer of any such policy or agreement necessary to keep such insurance or agreements in force.
          "Interest Rate Acceptance" has the meaning specified therefor in paragraph 2C of the Note Agreement.
          "Interest Rate Notice" has the meaning specified therefor in paragraph 2B of the Note Agreement.
          "Interim Leasing Record" means a Leasing Record which records the leasing of Nuclear Material (i) during any period prior to completion of the first 200 full power hours of Heat Production of such Nuclear Material that such Nuclear Material is leased, and
(ii) during any period commencing with the "cooling off" and reprocessing of Nuclear Material and prior to the date of completion of the first 200 full power hours of Heat Production of such reprocessed Nuclear Material. An Interim Leasing Record shall be in the form of Exhibit A to the Lease Agreement.
          "Investment Company Act" means the Investment Company Act of 1940, as from time to time amended.
          "Issuance Notice" has the meaning specified therefor in paragraph 2B of the Note Agreement.
          "Lease Agreement" means the Nuclear Material Lease Agreement, dated as of December 1, 1990, between the DCC Fuel Corporation, as Lessor and the Indiana Michigan Power Company, as Lessee, as the same may be modified, supplemented or amended from time to time.
          "Lease Event of Default" has the meaning specified therefor in Section 16 of the Lease Agreement.
          "Leasing Record" is a form signed by the Lessor and Lessee to record the leasing under the Lease Agreement of the Nuclear Material specified in such Leasing Record. A Leasing Record shall be either an Interim Leasing Record or a Final Leasing Record.
          "Legal Requirements" means all applicable provisions of the Atomic Energy Act, all applicable orders, rules, regulations and other requirements of the Nuclear Regulatory Commission and the Federal Energy Regulatory Commission, and all other laws, rules, regulations and orders of any other jurisdiction or regulatory authority relating to (i) the licensing, acquisition, storage, containerization, transportation, blending, transfer, consumption, leasing, insuring, using, operating, disposing, fabricating and reprocessing of the Nuclear Material, (ii) the Generating Facility or the Lessee in its capacity as licensee of the Generating Facility, in each case insofar as such provisions, orders, rules, regulations, laws and other requirements directly or indirectly relate to the Nuclear Material or the performance by the Lessee of its obligations under the Basic Documents, or (iii) the Basic Documents, insofar as any of the foregoing directly or indirectly apply to the Lessee.
          "Lender" means PruLease, Inc., and its successors or assigns.
          "Lessee" has the meaning specified therefor in the introduction to the Lease Agreement.
          "Lessee Representative" means a person at the time designated to act on behalf of Lessee by a written instrument furnished to the Company and the Secured Parties containing the specimen signature of such person and signed on behalf of Lessee by any of its officers. The certificate may designate an alternate or alternates. A Lessee Representative may be an employee of a Lessee or of the Owner Trustee.
          "Lessor" has the meaning specified therefor in the introduction to the Lease Agreement, and its successors and assigns.
          "Lessor's Bill of Sale" means an instrument substantially in the form of Exhibit E to the Lease Agreement.
          "Letter Agreement" means the Letter Agreement, dated as of December 1, 1990, between the Lessee, the Company, the Purchasers and the Lender, as it may be amended from time to time.
          "Lien" means any mortgage, pledge, lien, security interest, title retention, charge or other encumbrance of any nature whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to execute and deliver any financing statement under the Uniform Commercial Code of any jurisdiction).
          "Majority Secured Parties" means at any time the Secured Parties holding at such time more than 50% of the outstanding principal amount of all Secured Obligations.
          "Manufacturer" means any supplier of Nuclear Material or of any service (including without limitation, enrichment, fabrication, transportation, storage and processing) in connection therewith, or any agent or licensee of any such supplier.
          "Manufacturer's Consent" means any consent which may be given by a Manufacturer under a Nuclear Material Contract to the assignment by the Lessee to the Company of all or a portion of the Lessee's rights under such Nuclear Material Contract.
          "Monthly Debt Service" for any month means the sum of the Monthly Financing Charge for such month and the principal amount of the Fixed Rate Notes due and payable on the first Business Day of such month.
          "Monthly Financing Charge" means, for any calendar month or portion thereof, the sum of:
          (a) (i) all interest payable by the Company during such month with respect to all outstanding Notes, and (ii) the Non-Usage Fee, if any, payable by the Company pursuant to the Credit Agreement during such month; and
          (b) the amounts paid or due and payable by the Company with respect to the transactions contemplated by the Basic Documents during such month for the following other fees, costs, charges and expenses incurred or owed by the Company under or in connection with the Lease Agreement or the other Basic Documents:
(i) legal, printing, reproduction, and closing fees, and expenses,
(ii) auditors', accountants' and attorneys' fees and expenses,
(iii) franchise taxes and income taxes, and (iv) any other fees and expenses incurred by the Company under or in respect of the Basic Documents.
Any figure used in the computation of any component of the Monthly Financing Charge shall be stated to ten decimal places.
          "Monthly Rent Component" for any Nuclear Material covered by a Final Leasing Record for each full month during the lease of such Nuclear Material shall be as follows:
     (i) for the first full month the Monthly Rent Component shall be zero;
    (ii) for the second full month the Monthly Rent Component shall be zero;
   (iii) for the third full month the Monthly Rent Component shall be an amount determined by multiplying (x) the number of British Thermal Units of heat produced by such Nuclear Material during the first full month while covered by the Final Leasing Record and also during the first partial month, if any, such Nuclear Material was covered by an Interim or Final Leasing Record and was engaged in Heat Production by (y) the BTU Charge set forth in the Final Leasing Record covering such Nuclear Material;
    (iv) for each full month after the third full month, the Monthly Rent Component shall be an amount determined by multiplying
(x) the number of British Thermal Units of heat produced by such Nuclear Material during the second preceding month by (y) the BTU Charge set forth in the Final Leasing Record covering such Nuclear Material. The BTU Charge for any Nuclear Material may be revised by Lessee at any time during the lease thereof to reflect any reasonably anticipated change in its operating life, heat output, salvage value or utilization. Such revision shall be affected by Lessee executing and forwarding to the Lessor a revised Final Leasing Record dated the first day of the following month and setting forth such revised BTU Charge. Upon receipt of such revised Final Leasing Record, Lessor shall execute and return a copy thereof to the Lessee. Such revised BTU Charge shall be applicable to such Nuclear Material for each month thereafter beginning on the date of the revised Final Leasing Record.
          "Nonburdensome Regulation" means (i) ministerial regulatory requirements that do not impose limitations or regulatory requirements on the business or activities of or adversely affect the Company (or an Affiliate thereof) and that are deemed, in the reasonable discretion of the Company, not to be burdensome, or (ii) assuming redelivery of the Nuclear Material in accordance with the Lease Agreement, regulation resulting from any possession of the Nuclear Material (or right thereto) on or after the termination of the Lease Agreement.
          "Non-Usage Fee" means the fee payable pursuant to paragraph 2E of the Credit Agreement.
          "Note Agreement" means the Note Purchase Agreement, dated as of December 1, 1990, between the Company and the Purchasers, as it may be amended from time to time.
          "Note Agreement Default" means an event which would, with the lapse of time or the giving of notice or both, constitute a Note Agreement Event of Default.
          "Note Agreement Event of Default" means any one or more of the events specified in paragraph 10A of the Note Agreement.
          "Notes" means the Fixed Rate Notes and the Floating Rate
Notes.
          "Notice of Lease Termination" has the meaning specified therefor in Section 8(c) of the Lease Agreement.
          "Nuclear Incident" shall have the meaning specified therefor in the Atomic Energy Act, 42 U.S.C. Sec. 2014(q), as such definition may be amended from time to time.
          "Nuclear Material" means those items which have been purchased by or on behalf of the Company for which a duly executed Leasing Record has been delivered to the Company and which continue to be subject to the Lease Agreement consisting of (i) the items described in such Leasing Record and each of the components thereof in the respective forms in which such items exist during each stage of the Nuclear Material Cycle, being substances and equipment which, when fabricated and assembled and loaded into a nuclear reactor, are intended to produce heat, together with all attachments, accessories, parts and additions and all improvements and repairs thereto, and all replacements thereof and substitutions therefor, and (ii) the substances and materials underlying the right, title and interest of the Lessee under any Nuclear Material Contract assigned to the Company pursuant to the Lease Agreement; provided, however, that the term Nuclear Material shall not include spent fuel.
          "Nuclear Material Contract" means any contract, as from time to time amended, modified or supplemented, entered into by the Lessee with one or more Manufacturers relating to the acquisition of Nuclear Material or any service in connection with the Nuclear Material.
          "Nuclear Material Cycle" means the various stages in the process, whether physical or chemical, by which the component parts of the Nuclear Material are designed, mined, milled, processed, converted, enriched, fabricated into assemblies utilizable for Heat Production, loaded or installed into a reactor core, utilized, disengaged from a reactor core or stored, together with all incidental processes with respect to the Nuclear Material at any such stage.
          "Nuclear Regulatory Commission" means the independent regulatory commission of the United States Government existing under the authority of the Energy Reorganization Act of 1974, as amended, or any successor organization or organizations performing any identical or substantially identical licensing and related regulatory functions.
          "Obligations" means (i) all items (including, without limitation, Capitalized Leases but excluding shareholders' equity and minority interests) which in accordance with generally accepted accounting principles, should be reflected on the liability side of a balance sheet as at the date as of which Obligations ar to be determined; (ii) all obligations and liabilities (whether or not reflected upon such balance sheet) secured by any Lien existing on the Property held subject to such Lien, whether or not the obligation or liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements (other than for collection in the ordinary course of business) and contingent obligations in respect of any liabilities of the type described in clauses (i) and
(ii) of this definition (whether or not reflected on such balance sheet); provided, however, that the term "Obligations" shall not include deferred taxes.
          "Obligations for Borrowed Money or Deferred Purchase Price" means all Obligations in respect of borrowed money or the deferred purchase price of property or services.
          "Officer's Certificate" means, with respect to any corporation, a certificate signed by the President, any Vice President, the Treasurer or any Assistant Treasurer of such corporation, and with respect to any other entity, a certificate signed by an individual generally authorized to execute and deliver contracts on behalf of such entity.
          "Opinion of Counsel" means a written opinion of counsel who is acceptable to the Lender, or where it is stated as being an opinion of counsel of a particular party, who is acceptable to such party. The counsel may be counsel to the Owner Trustee, the Company, the Lender or a Lessee.
          "Original Bill of Sale" means the Bill of Sale for nuclear material transferred from the Lessee to the Company.
          "Owner Trust Beneficiary" means Indiana Michigan Power
Company.
          "Owner Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the outstanding stock of the Company and in and to all monies, securities, investments, instruments, documents, rights, claims, contracts, and other property held by the Owner Trustee under the Trust Agreement; provided, however, that there shall be excluded from the Owner Trust Estate all Excepted Payments.
          "Owner Trustee" means The Huntington Trust Company, N.A., acting as trustee under and pursuant to the Trust Agreement, and its permitted successors.
          "Partially Assigned Agreement" means a Nuclear Material Contract which has been assigned, in part but not in full, to the Company in the manner specified in Section 5 of the Lease Agreement pursuant to a duly executed and delivered Assignment Agreement.
          "PBGC" means the Pension Benefit Guaranty Corporation, created by Section 4002(a) of ERISA and any successor thereto.
          "Permitted Liens" means (i) any assignment of the Lease Agreement permitted thereby, by the Note Agreement and by the Credit Agreement, (ii) liens for Impositions not yet payable, or payable without the addition of any fine, penalty, interest or cost for nonpayment, or being contested by the Lessee as permitted by
Section 11 of the Lease Agreement, (iii) liens and security interests created by the Security Agreement, (iv) the title transfer and commingling of the Nuclear Material contemplated by paragraph (h) of Section 10 of the Lease Agreement, and (v) lines of mechanics, laborers, materialmen, suppliers or vendors, or rights thereto, incurred in the ordinary course of business for sums of money which under the terms of the related contracts are not more than 30 days past due or are being contested in good faith by the Lessee as permitted by Section 11 of the Lease Agreement; provided, however, that in each case, such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made in respect thereto.
          "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or other business entity or any government or any political subdivision or agency thereof.
          "Plan" means, with respect to any Person, any plan of a type described in Section 4021(a) of ERISA in respect of which such Person is an "employer" or a "substantial employer" as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively.
          "Proceeds" shall have the meaning assigned to it under the Uniform Commercial Code, as amended, and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
          "Property" means any interests in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
          "Public Utility Holding Company Act" means the Public Utility Holding Company Act of 1935, as from time to time amended.
          "Purchasers" means the Purchasers listed in Exhibit A to the Note Agreement, and their respective successors or assigns.
          "PSC" means the Public Service Commission of Michigan and the Indiana Utility Regulatory Commission.
          "Qualified Institution" means a commercial bank organized under the laws of, and doing business in, the United States of America or in any State thereof, which has combined capital, surplus and undivided profits of at least $150,000,000 having trust power.
          "Related Person" means, with respect to any Person, any trade or business, (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code.
          "Rent" means Basic Rent, Additional Rent and Termination
Rent.
          "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder. "Responsible Officer" means a duly elected or appointed, authorized, and acting officer, agent or representative of the Person acting.
          "Scheduled Termination Date" means January 1, 1994, provided that on January 1, 1992, and on the first day of each month thereafter, the Scheduled Termination Date shall be automatically extended by one month unless notice of termination of such automatic extension is given by the Lessor to the Lessee and the Secured Parties, by the Lessee to the Lessor and the Secured Parties, or by any Purchaser or the Lender to the Lessor and the Lessee, in which event the Scheduled Termination Date shall be the Scheduled Termination Date in effect on the date such notice is given.
          "SCV Confirmation Schedule" means an instrument substantially in the form of Exhibit F to the Lease Agreement which is to be completed by the Lessee for the purpose of calculating and acknowledging the SCV at the end of each Basic Rent Period.
          "Secured Obligations" means each and every debt, liability and obligation, of every type and description which the Company may now or at any time hereafter owe to any Secured Party under, pursuant to or in connection with the Note Agreement, the Credit Agreement, any Floating Rate Note, any Fixed Rate Note or any other Basic Document, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, including, without limitation, the principal of, interest on and any Yield-Maintenance Amount or premium due with respect to any Floating Rate Loan or Fixed Rate Note, any Non-Usage Fees, and Cancellation Fees, Commitment Cancellation Fees and all indemnifications, costs, expenses, fees and other compensation of the Secured Parties provided for, and all other amounts owed to the Secured Parties, under the Security Agreement, Credit Agreement, Note Agreement and the other Basic Documents.
          "Secured Parties" means the Lender, the Purchasers and any other holder form time to time of any Note.
          "Securities Act" means the Securities Act of 1933, as from time to time amended.
          "Security Agreement" means the Security Agreement, dated as of December 1, 1990, between the Company and the Secured Parties.
          "Single Employer Plan" means any Plan which is not a multi-employer plan as defined in Section 4001(a)(3) of ERISA.
          "Stipulated Casualty Value" or "SCV" for any Nuclear Material covered by any Leasing Record means an amount equal to the Acquisition Cost for such Nuclear Material reduced by the aggregate total amount, if any, of the Monthly Rent Components paid by Lessee to the Lessor with respect to such Nuclear Material.
          "Termination Date" means the earlier of (i) Scheduled Termination Date, (ii) the Termination Settlement Date; or (iii) any day on which the Fixed Rate Notes or Floating Rate Notes are declared immediately due and payable pursuant to paragraph 7B(1) of the Note Agreement or paragraph 6B(1) of the Credit Agreement.
          "Termination Rent" means an amount which, when added to the Stipulated Casualty Value and Basic Rent then payable by the Lessee, if any, will be sufficient to enable the Company to retire, at their respective maturities, all outstanding Notes and to pay all charges, premiums and fees (including, without limitation, any Yield-Maintenance Amount or Commitment Cancellation Fee) owed to the Purchasers, the Lender and all holders of Notes under the Credit Agreement and the Note Agreement and to pay all other obligations of the Company incurred in connection with the implementation of the transactions contemplated by the Basic Documents.
          "Termination Settlement Date" has the meaning specified therefor in Section 8(c) or 18(d) of the Lease Agreement, as applicable; or, in the event of termination of the Lease Agreement pursuant to Section 8(b) thereof, the Scheduled Termination Date.
          "Terminating Event has the meaning specified therefor in
Section 18 of the Lease Agreement.
          "Trust" means the DCC Fuel Trust, a trust formed pursuant to the Trust Agreement.
          "Trust Agreement" means the Trust Agreement dated as of December 1, 1990 among Indiana Michigan Power Company, as Trustor, the Owner Trustee, as trustee, and the Lessee, as beneficiary, as the same may be amended, modified or supplemented from time to time.
          "Trustor" means the institution designated as such in the Trust Agreement and its permitted successors.
          "UCC" means the Uniform Commercial Code as adopted and in effect in the State of Ohio.
          "Yield-Maintenance Amount" shall have the meaning specified therefor in paragraph 9A of the Note Agreement.